                                                                   Exhibit 10.26


                               AGREEMENT OF LEASE

                                     between

                           122 EAST 42ND STREET, LLC,

                                                     Owner

                                       and

                               EDGAR ONLINE, INC.,


                                                  Tenant

                                 Suite No. 2700
                              122 East 42nd Street
                            New York, New York 10168

                                      INDEX

                 LEASE dated as of the 7th day Of February, 2000

                                     between

                        122 EAST 42ND STREET, LLC, Owner

                                       and

                           EDGAR ONLINE, INC., Tenant

--------------------------------------------------------------------------------

Printed Provisions

     Article                                                                       Page
     -------                                                                       ----
     Granting Clause

       1 Rent                                                                        1
       2 Occupancy                                                                   1
       3 Alterations                                                                 1
       4 Repairs                                                                     1
       5 Window Cleaning                                                             1
       6 Requirements of Law, Fire Insurance,
           Floor Loads                                                               1
       7 Subordination                                                               2
       8 Property-Loss, Damage, Reimbursement, Indemnity                             2
       9 Destruction, Fire and Other Casualty                                        2
      10 Eminent Domain                                                              2
      11 Assignment, Mortgage, Etc.                                                   2
      12 Electric Current                                                            2
      13 Access to Demised Premises                                                  2
      14 Vault, Vault Space, Area                                                    3
      15 Occupancy                                                                   3
      16 Bankruptcy                                                                  3
      17 Default                                                                     3
      18 Remedies of Owner and Waiver of Redemption                                  3
      19 Fees and Expenses                                                           3
      20 Building Alterations and Management
      21 No Representations by owner                                                 3
      22 End of Term                                                                 4
      23 Quiet Enjoyment                                                             4
      24 Failure to Give Possession                                                  4
      25 No Waiver                                                                   4
      26 Waiver of Trial by Jury                                                     4
      27 Inability to Perform                                                        4
      28 Bills and Notices                                                           4
      29 Services Provided by Owner - Water, Elevators
         Heat, Cleaning, Air Conditioning                                            4
      30 Captions
      31 Definitions                                                                 4
      32 Adjacent Excavation-Shoring                                                 5
      33 Rules and Regulations                                                       5
      34 Security                                                                    5
      35 Estoppel Certificate                                                        5
      36 Successors and Assigns
      37 Application of this Rider                                                   6
         A - Rider Provisions Paramount
         B - Definitions
         C - Some Qualifications of Certain Preceding Printed Articles               7
      38 Electricity                                                                12
      39 Superior Leases and Mortgages                                              16
      40 Estoppel Certificate                                                       17
      41 Indemnification and Liability of Owner                                     18
      42 Escalation for Increases in Real Estate Taxes                              19
      43 Additional Escalation Payment                                              21
      44 Brokerage                                                                  21
      45 Partnership Tenant                                                         22

      46 Assignment and Subletting                                                   23
      47 Leaseback by owner                                                          28
      48 Rent Control                                                                30
      49 Insurance                                                                   30
      50 Services                                                                    32
      51 Condition of the Demised Premises                                           34
      52 Commencement Date and Fixed Expiration Date                                 34
      53 Fixed Rent                                                                  35
      54 Owner's Contribution to Tenant's Initial
         Alterations                                                                 35
      55 Security Deposit                                                            37
      56 Miscellaneous                                                               38

Exhibit

"A"                Floor Plan

                    ---------------------------------------
                         STANDARD FORM OF OFFICE LEASE                    3/1/86
                    The Real Estate Board of New York, Inc.
                    ---------------------------------------

Agreement of Lease, made as of this 7th day of February, 2000, between 122 EAST 42ND STREET, LLC, a Delaware limited liability company, having an office at c/o COLLIERS ABR, INC., 40 East 52nd Street, New York, New York 10022 party of the first part, hereinafter referred to as OWNER, and EDGAR ONLINE, INC., A Delaware corporation, duly qualified to do business in the State of New York, having an address at 50 Washington Street, South Norwalk, CT party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the twenty-seventh (27th) floor shown on the floor plan annexed hereto as Exhibit "A" and made a part hereof (the "demised premises" or "premises" whether or not capitalized) known as Suite No. 2700 in the building known as 122 East 42nd Street (the "building" whether or not capitalized) in the Borough of Manhattan, City of New York, for the term (the "Term") of approximately seven (7) years and two (2) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date (as defined in Article 52 hereof) and to end on the Fixed Expiration Date (as defined in Article 52 hereof), both dates inclusive, at an annual rental rate (the "Fixed Rent") as set forth in Article 53 hereof which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent            1. Tenant shall pay the rent as above and as hereinafter
Occupancy       provided.

                2. Tenant shall use and occupy demised premises for executive and administrative offices and for no other purpose.

Tenant          3. Tenant shall make no changes in or to the demised premises of
Alterations:    any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements (collectively, "Alterations") which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereto (collectively, "Permits") and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of shade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premies to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance     4. Tenant shall, throughout the term of this lease, take good
and             care of the demised premises and the fixtures and appurtenances
Repairs         therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof. Whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. -- It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window           5. Tenant will not clean nor require, permit, suffer or allow
Cleaning:        any window in the demised premises to be cleaned from the
                 outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements     6. Prior to the commencement of the lease term, if Tenant is
of Law,          then in possession, and at all times thereafter, Tenant, at
Fire Insurance,  Tenant's sole cost and expense, shall promptly comply with all
Floor Loads:     present and future laws, orders and regulations of all state, federal, municipal and local governments, departments,
commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, arising out of Tenant's manner of use thereof, or, with respect to the building if arising out of Tenant's manner of use of the premises or the building. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all sales, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

     7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property - Loss, Damage, Reimbursement, Indemnity:

     8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, not for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work.

     If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by-law) for any reason whatsoever including, but not limited to Owner's own acts. Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys-fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees, Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

     9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty. Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owning shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty. Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance, if, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

     10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event; the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

Access to Premises:

     13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. (2) Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress not to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault,           14. No Vaults, vault space or area, whether or not enclosed or
Vault Space,     covered, not within the property line of the building is leased
Area:            hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:       15. Tenant will not at any time use or occupy the demised
                 premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:      16. (a) Anything elsewhere in this lease to the contrary
                 notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                      (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written twenty (20) days notice upon Tenant specifying the nature of said default and upon the expiration of said twenty
(20) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said twenty (20) day period, and if Tenant shall not have diligently commenced during such default within such twenty (20) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required (3): then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of      18. In case of any such default, re-entry, expiration and/or
Owner and        dispossess by summary proceedings or otherwise, (a) the rent
Waiver of        shall become due thereupon and be paid up to the time of such
Redemption:      re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and         19. If Tenant shall default in the observance or performance of
Expenses         any term or covenant on Tenant's part to be observed or
                 performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs.
The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building         20. Owner shall have the right at any time without the same
Alterations      constituting an eviction and without incurring liability to
and              Tenant therefor to change the arrangement and/or location of
Management:      public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the
building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Repre-        21. Neither Owner nor Owner's agents have made any
sentations by    representations or promises with respect to the physical
Owner:           condition of the building, the land upon which
it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the time "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

                   22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

                   23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to Article 3 [hereto] and so the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

                   24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupancy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

                   25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

                   26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant. Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises. Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

Inability to Perform:

                   27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices:

                   28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at (5) or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant(6) and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.


Services Provided by Owners:

                   29. As long as Tenant is not in default under any of the covenants of this lease, Owners shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises from the 2nd day of October to the 30th day of April on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises (excluding any portions thereof used for the storage, preparation, service and consumption of food) in accordance with the cleaning specifications in effect from time to time for the cleaning of tenantable space in the Building on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building (7); (e) If the demised premises is serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and Owner shall pay for all electricity consumed by said air-conditioning system and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service without notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

Captions:

                   30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.


Definitions:

                   31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgage in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation -- Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundation without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations

33. Tenant and Tenant's servants, employees, agents, visitors, and licenses shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In ease Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

34.* Tenant has deposited with Owner the sum of $239,512.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent. Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate

35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

----------------------------
Space to be filled in or deleted. THIS LEASE IS
CONTINUED ON THE RIDER CONTAINING ARTICLES 37 THROUGH 56, INCLUSIVE, ANNEXED HERETO AND MADE A PART HEREOF.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                        122 EAST 42ND STREET, LLC, OWNER

                                        By: 122 EAST 42ND STREET FINANCING
                                            CORP., ITS MANAGING MEMBER
Witness for Owner:
                                            By: /s/    Richard F. Czaja
----------------------------------              --------------------------------
                                                Richard F. Czaja
                                                Vice President


                                        EDGAR ONLINE, INC., TENANT
Witness for Tenant:
                                        By: /s/     Tom Vor
----------------------------------          ------------------------------------
                                            Name: Tom Vor
                                            Title:
                                            Federal I.D. No. 06-1447017

*Subject to the terms, conditions, and provisions set forth in Article 55 hereof,

                     Inserts to printed portion of the Lease
               dated as of the 7th day of February, 2000, between
                      122 EAST 42ND STREET, LLC, as Owner,
                        and EDGAR ONLINE, INC., as Tenant

PREMISES:          Portion of the Twenty-Seventh Floor
                   Suite No. 2700
                   122 East 42nd Street
                   New York, New York 10168

The following addenda are deemed to be inserted into the printed portion of the Lease where indicated by the written numbers thereon.

1. Owner agrees that, during the course of making any such repairs, alterations, additions, or improvements within the Demised Premises, Owner shall use reasonable efforts, but without the necessity of Owner incurring overtime wages or any additional cost or expense, to minimize interference with the conduct of Tenant's business and its use of the Demised Premises, except in the case of an emergency.

2. Owner agrees that, during the exercise of any right of entry or during the course of making any such repairs, replacements, or improvements, Owner shall use reasonable efforts, but without the necessity of Owner incurring overtime wages or any additional cost or expense, to minimize interference with the conduct of Tenant's business and its use of the Demised Premises, except in the case of an emergency.

3. which default shall continue for ten (10) days after written notice of same, provided, however, that Owner shall not be required to give Tenant more than three (3) notices of non-payment within any twelve (12) month period

4. but specifically excluding compulsory counterclaims, and Tenant will not seek to consolidate such proceeding with any other action or proceeding which may have been or will be brought by Tenant, but the foregoing shall not apply if the failure to consolidate such proceeding with such other action or proceeding would preclude Tenant from asserting in such separate action or proceeding the claim which is or would be the subject thereof.

5. 50 Washington Street, South Norwalk, Connecticut 06854, Attention: Mr. Greg Adams, or

6. with a duplicate copy of any notice of default to Tenant to Littman Krooks Roth & Ball P.C., 655 Third Avenue, New York, New York 10017, attention:
Mitchell C. Littman, Esq.

7. in excess of refuse and rubbish removal furnished by Owner pursuant to the cleaning specifications in effect from time to time for the cleaning of tenantable space in the Building

RIDER attached to and forming part of LEASE dated as of the 7th day of February, 2000, between 122 EAST 42ND STREET, LLC, Owner, and EDGAR ONLINE, INC., Tenant.

PREMISES:          Portion of the Twenty-Seventh Floor
                   Suite No. 2700
                   122 East 42nd Street
                   New York, New York 10168

37. Application of this Rider

         A. Rider Provisions Paramount. If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, of the Rules and Regulations or of the Construction Rules, Regulations and Procedures (hereinafter defined), whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail and, in case of inconsistency with said Rules and Regulations or said Construction Rules, Regulations and Procedures, shall be deemed a waiver of such Rules and Regulations or such Construction Rules, Regulations and Procedures with respect to Tenant to the extent of such inconsistency.

         B. Definitions:

                  (1) "Business Day (Days)" shall mean all days except for Saturdays, Sundays and days observed by the Federal Government of the United States of America or by New York State as legal holidays, and those days designated as holidays by the applicable building service union employees service contract or by the operating engineers contract with respect to heating service and air conditioning service.

                  (2) "Construction Rules, Regulations and Procedures" shall mean the construction rules, regulations and procedures in effect as of the date hereof, and such other and further construction rules, regulations and procedures as Owner or Owner's agents may from time to time adopt on such notice to be given as owner may elect.

                  (3) "Escalation Rent" shall mean all payments required to be made by Tenant to Owner pursuant to Articles 42 and 43 hereof.

                  (4) "Expiration Date" shall mean the Fixed Expiration Date or such earlier or later date on which the Term shall sooner or later end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

                  (5) "Governmental Authority (Authorities)" shall mean the United States of America, the State of New York, the City of New York and any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

                  (6) The term "in full force and effect" whenever used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this Lease), as would entitle Owner in either such instance to terminate this Lease or to dispossess Tenant.

                  (7) "Indemnitees" shall mean Owner and its managing agents, and their respective members (direct and indirect), partners (direct and indirect), shareholders, officers, directors, employees, agents and contractors.

                  (8) "Real Property" shall mean the real property of which the Demised Premises is a part.

                  (9) "Rental" shall mean and be deemed to include Fixed Rent, Escalation Rent, all additional rent and any other sums payable by Tenant hereunder.

                  (10) "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property.

                  (11) "Tenant", on the date as of which this Lease is made, shall mean EDGAR ONLINE, INC., but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that EDGAR ONLINE, INC. shall not be released from liability hereunder in the event of any assignment of this Lease.

                  (12) "Tenant's Proportionate Share" shall mean sixty-seven hundredths percent (.67%), as the same may be increased or decreased pursuant to the terms hereof.

                  (13) The term "Unavoidable Delay(s)" shall mean any delay or delays which shall prevent or delay the Owner from performing its obligations hereunder by reason of strikes or labor troubles or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond owner's control, including, but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

                  (14) The words "include", "including" and "such as" shall each be construed as if followed by the phrase "without being limited to". The words "herein", "hereof", "hereby", "hereunder" and words of similar input shall be construed to refer to this Lease as a whole and not to any particular Article or subdivision thereof unless expressly so stated. The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. Words and phrases used in the singular shall be deemed to include the plural and vice versa and nouns and pronouns used in any particular gender shall be deemed to include any other gender, as the sense of the context may permit.

         C. Some Qualifications of Certain Preceding Printed Articles.

                  (1) Supplementing Article 3:

                           (a) Tenant, at its expense, shall cause any permitted
                  Alterations to be performed in compliance with all applicable Requirements, Rules and Regulations and Construction Rules, Regulations and Procedures, and in such manner as not to interfere with, delay, or impose any additional expense upon Owner in the construction, maintenance or operation of the Building, or interfere with or disturb the occupancy of other tenants in the Building, and so as to maintain harmonious labor relations in the Building. In the event of any such interference, disturbance or disharmony, Tenant, upon demand of Owner, shall cause all contractors, mechanics or laborers causing such interference, disturbance or disharmony to leave the Building immediately. Tenant, at its expense and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations which shall be issued by the Department of Buildings or any other Governmental Authority.

                           (b) Except as set forth herein, Owner shall not
                  unreasonably withhold any consent or approval for Alterations which are nonstructural and which do not adversely affect utility services or plumbing and electrical lines of the Building, but the foregoing shall not apply to Owner's approval of contractors and mechanics, as to which Owner's judgment shall be final. Owner may require submission to it of plans and specifications for any proposed Alterations and in granting its consent to any Alterations may impose such conditions (in addition to those expressly provided in this Lease) as to guaranty of completion and payment and of restoration and otherwise as owner may reasonably consider desirable. In no event shall Owner be required to consent to any Alterations which could physically affect any part of the Building outside of the Demised Premises or might adversely affect the proper functioning of any of the mechanical, electrical, sanitary or other service systems of the Building. Owner may require Tenant to reimburse Owner for all reasonable out-of-pocket expenses actually incurred by Owner, not to exceed five percent (5%) of the cost of any Alterations, as Owner may demand from time to time during the Term, within twenty (20) days after demand of same, for review of Tenant's plans and specifications for such Alterations and supervision of compliance with the requirements of this Lease in the performance of such Alterations. Any such approval or review of Tenant's plans and specifications or supervision of such compliance or any preparation of any plans or specifications by Owner's architect, engineer or general contractor (or any architect, engineer or general contractor designated by Owner) with respect to such Alterations is solely for Owner's benefit, and without any representation or warranty whatsoever to Tenant or any other person, and without creating any responsibility or liability on the part of Owner, with respect to the compliance of such Alterations with any Requirements, or the adequacy, design, sufficiency, completeness, correctness or efficiency of such Alterations or otherwise.

                  (2) Supplementing Article 16:

                           (a) If at or before the Commencement Date or if at
                  any time during the Term:

                                    (i) if Tenant is then a banking
                           organization, and shall file an application for voluntary liquidation or dissolution applicable to banking organizations;

                                    (ii) if a custodian, receiver, trustee or
                           liquidator of Tenant or of all or substantially all of Tenant's property or of Tenant's property in the Demised Premises shall be appointed in any proceedings brought by Tenant; or if any such custodian, receiver, trustee or liquidator shall be appointed in any proceedings brought against Tenant and shall not be discharged within sixty (60) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment; or

                                    (iii) if Tenant shall make an assignment for
                           the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due; or

                                    (iv) if Tenant is then a banking
                           organization, if the Superintendent of Banks of the State of New York, Office of Thrift Supervision, Resolution Trust Company, Federal Deposit Insurance Corporation, or any other public officer or entity, having like authority and power over Tenant as a banking organization shall take possession of the business and property of Tenant at the Demised Premises; or

                                    (v) if Tenant is then an insurance company,
                           and shall become the subject of a conservation, rehabilitation or liquidation proceeding; or

                                    (vi) if any guarantor under any guaranty of
                           the payment, performance or observance by Tenant of the terms, covenants and conditions of this Lease should default under such guaranty beyond any applicable notice or grace period;

then, Owner may, at its option, cancel or terminate this Lease by giving Tenant written notice to such effect within a reasonable time after receipt of notice of the happening of any one or more of such events.

                  (3) Supplementing Articles 17 and 18:

                           (a) Tenant expressly recognizes that Tenant's due and
                  punctual performance of all its obligations under this Lease throughout the Term hereof is of paramount importance to Owner and, without limiting the provisions of Article 17, Tenant agrees that in addition to any other rights and remedies hereunder, if Tenant (i) shall fail to pay for ten (10) Business Days after it becomes due an installment of any Rental payable monthly for three (3) consecutive months or for a total of four (4) months in any period of twelve (12) months, or (ii) shall default in the timely performance of any other obligation of Tenant under this Lease with respect to which Owner shall have given Tenant notice of default, and such default shall occur more than three (3) times in any period of twelve (12) months, then, notwithstanding that such failure or other default shall have been cured within the applicable grace period provided in said Article, any further similar default within such twelve (12) month period shall be deemed to be deliberate and Owner thereafter may, without further notice of default, serve a three (3) day notice of cancellation of this Lease and with the effects provided in subparagraph (1) of Article 17.

                           (b) Instead of the liquidated damages determined
                  pursuant to Article 18(c), Owner may, at its election, recover from Tenant as liquidated damages an amount determined pursuant to Article 16(b).

                  (4) Supplementing Article 22: Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender to Owner the Demised Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of Article 3 hereof. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding. Tenant expressly waives, for itself and for any person or entity claiming through or under Tenant, any rights which Tenant or any such person or entity may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Owner may institute to enforce the foregoing provisions of this Paragraph. Tenant acknowledges that possession of the Demised Premises must be surrendered to Owner on the Expiration Date. Tenant agrees to indemnify and save Owner harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Owner resulting from any failure by Tenant timely to surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Rental theretofore payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Owner within twenty-four (24) hours after the Expiration Date, in addition to any other rights or remedies Owner may have hereunder or at law, and without in any manner limiting Owner's right to demonstrate and collect any damages suffered by Owner and arising from Tenant's failure to surrender the Demised Premises as provided herein, Tenant shall pay to Owner, on account of use and occupancy of the Demised Premises for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the Expiration Date, a sum equal to the greater of (i) one and one-half (1 1/2) times the aggregate of that portion of the Fixed Rent, Escalation Rent and any other Rental which was payable under this Lease during the last month of the Term, and (ii) the then fair market rental value for the Demised Premises. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Demised Premises after the Expiration Date or to limit in any manner Owner's right to regain possession of the Demised Premises through summary proceedings, or otherwise, and no acceptance by Owner of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Paragraph. The provisions of this Paragraph shall survive the Expiration Date.

                  (5) If Tenant shall fail to pay any installment of Fixed Rent or any amount of additional rent for more than ten (10) Business Days after it shall have become due and payable, then whether or not a notice of default has been given therefor, Tenant shall pay Owner a late charge of four (4) cents for each dollar of the amount of such Fixed Rent or additional rent as shall not have been paid to Owner within ten (10) Business Days after becoming due and payable. Such late charge shall be without prejudice to any of Owner's rights and remedies hereunder or at law for non-payment or late payment of rent, including interest, and shall be in addition thereto.

38. Electricity

         A. (1) Tenant agrees that Owner may furnish electricity to Tenant on a "submetering" basis pursuant to Article 38B or on a "rent inclusion" basis pursuant to Article 38D. Notwithstanding the foregoing, until such time as owner notifies Tenant otherwise, Owner shall furnish electricity to the Demised Premises on a rent inclusion basis. Owner reserves the right, at any time upon thirty (30) days' written notice, to change its furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or vice versa, provided, however, that Owner shall not change its furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis unless the furnishing of, or charging for, electricity to Tenant on a rent inclusion basis shall in any manner be prohibited, restricted or otherwise affected adversely to Owner by reason of any change in any applicable Requirements or in any applicable rules, regulations, or requirements of any public service commission or of the public utility supplying electricity to the Building.

         (2) Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Owner's reasonable judgment, would exceed the capacity of any of the electrical conductors or equipment in or otherwise servicing the Demised Premises or interfere with the electrical service to other tenants of the Building. In the event that, in Owner's sole judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary conductors or equipment, Owner shall so notify Tenant of same. Within five (5) Business Days after receipt of such notice, Tenant shall either cease such use of such electrical equipment or shall request that additional electricity capacity (specifying the amount requested) be made available to Tenant. Owner, in Owner's sole judgment, shall determine whether to make available such additional electricity capacity to Tenant and the amount of such additional electricity capacity to be made available. If owner shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary conductors or equipment, including, without limitation, any switchgear, the same shall be installed by Owner. Any such installation shall be made at Tenant's sole cost and expense, and shall be chargeable and collectible as additional rent and paid within ten (10) days after the rendition of a bill to Tenant therefor. Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Demised Premises by reason of any requirement, act or omission of the utility serving the Building or for any other reason not attributable to the gross negligence of Owner, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Owner.

         B. (1) Unless Owner elects to have Tenant obtain electricity from the public utility company furnishing electricity to the Building pursuant to the provisions of Article 38E hereof or elects to furnish electricity to the Demised Premises pursuant to the provisions of Article 38D hereof, electricity shall be furnished by Owner to the Demised Premises and Tenant shall pay Owner for Tenant's demand and consumption of electricity as determined by meters or submeters (installed by Owner, at Tenant's cost, for the purpose of measuring such demand and consumption) at charges, terms and rates set, from time to time, during the term of this Lease by Owner but not more than those specified in the service classification in effect on January 1, 1970 pursuant to which Owner then purchased electric current from the public utility corporation serving the part of the city where the Building is located; provided, however, said charges shall be increased in the same percentage as any percentage increase in the billing to Owner for electricity for the entire Building, by reason of increase in Owner's electric rates, charges, fuel adjustment or service classifications, or by taxes or charges of any kind imposed thereon, or for any other such reason, subsequent to January 1, 1970. Any such percentage increase in owner's billing for electricity shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the rate change, other change, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and to the service classification in effect on January 1, 1970. If the average consumption of electricity for the entire Building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Building for the first three (3) months after such change, projected to a full twelve (12) months; and that same consumption, so projected, shall be applied to the service classification in effect on January 1, 1970. Amounts required to be paid by Tenant to Owner pursuant to this Article 38B shall be referred to as "Electricity Additional Rent".

         (2) Where more than one meter measures the electricity supplied to Tenant, the electricity rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Owner may elect, and Tenant shall pay the amount shown thereon to Owner within ten (10) days after receipt of such bill.

                  [Paragraph 38C is intentionally omitted.]

         D. (1) Unless Owner elects to supply electricity to the Demised Premises pursuant to Article 38B hereof or to have Tenant obtain electricity from the public utility furnishing electricity to the Building pursuant to the provisions of Article 38E hereof, Owner shall furnish electric current to the Demised Premises for the use of Tenant for the operation of the lighting fixtures and the electrical receptacles for ordinary office equipment in the Demised Premises on a "rent inclusion" basis, that is, there shall be no separate charge to Tenant for such electric current by way of measuring such electricity service on any meter. The Fixed Rent set forth in this Lease does not include an annual charge for electricity service of Fourteen Thousand, Six Hundred Sixty-Four and 00/100 ($14,664.00) Dollars (such amount, as it may be increased pursuant to the provisions of this Lease, being referred to as the "Electricity Inclusion Factor"), but as long as Owner furnishes electricity to Tenant on a rent inclusion basis pursuant to this Article 38D, the Fixed Rent shall be increased by the Electricity Inclusion Factor. The parties agree that although the charge for furnishing electrical energy may be included in the Fixed Rent on a so-called "rent inclusion" basis, the value to Tenant of such service may not be fully reflected in the Fixed Rent. Accordingly, Tenant agrees that Owner, at Owner's option, may cause a reputable and independent electrical engineer or electrical consulting firm, selected by Owner (such engineer or consulting firm being hereinafter referred to as "Owner's Engineer"), to make a determination, following the commencement of Tenant's normal business activities in the Demise Premises, of the Full Value of such service to Tenant. As used herein, the "Full Value" to Tenant of such service shall mean the product obtained by multiplying the demand and consumption of electric energy at the Demised Premises by the Electric Rate (hereinafter defined). Owner's Engineer shall certify such determination in writing to Owner and Tenant. If the Full Value to Tenant is in excess of the Electricity Inclusion Factor, the Electricity Inclusion Factor and the Fixed Rent shall be increased by such excess. However, if it shall be so determined that the Full Value to Tenant of such service does not exceed the Electrical Inclusion Factor, there shall nevertheless be no decrease in the Electricity Inclusion Factor or in the Fixed Rent.

         (2) If during the Term the Electric Rate (hereinafter defined) shall increase over the Base Electric Rate, the Electricity Inclusion Factor (and therefore the Fixed Rent) shall be proportionately increased.

         (3) (a) Owner, from time to time during the Term, may cause Owner's Engineer to survey the demand and consumption of electrical energy at the Demised Premises. If the then Full Value shall exceed the then Electricity Inclusion Factor, the. Electricity Inclusion Factor (and therefore the Fixed
Rent), shall be proportionately increased, based on the increased demand and consumption and the then prevailing Electric Rate.

                  (b) Owner shall furnish to Tenant a written statement (an "Electricity Statement") setting forth Owner's determination of any increase which has occurred in the Full Value and the Electricity inclusion Factor (and therefore the Fixed Rent) pursuant to the provisions of this Article 38D. Any such increase in the Electricity inclusion Factor and the Fixed Rent shall be effective as of the date of such increase in the Electric Rate or the consumption and demand of electric energy by Tenant and shall be retroactive to such dates if necessary. Any retroactive increase shall be paid by Tenant within ten (10) days after demand and such amount shall be collectible by Owner as Fixed Rent hereunder.

                  (c) Each such Electricity Statement given by Owner pursuant to
Article 38D(3)(b) above, shall be conclusive and binding upon Tenant, unless within sixty (60) days after the receipt of such Electricity Statement, Tenant shall notify Owner that it disputes the correctness of the Electricity Statement. If such dispute is based on Tenant's demand and consumption of electric current, Tenant shall submit a survey and determination of such adjustment, made at its sole cost and expense, by a reputable and independent electrical engineer or electrical consulting firm ("Tenant's Engineer"), within sixty (60) days after receipt of such Electricity Statement. If Owner and Tenant are unable to resolve the dispute between them within thirty (30) days after receipt by Owner of a copy of the determination of Tenant's Engineer, the dispute shall be decided by a third reputable and independent electrical engineer or electrical consulting firm ("Third Engineer"). If the parties shall fail to agree upon the designation of the Third Engineer within forty (40) days after the receipt by owner of the determination of Tenant's Engineer, then either party may apply to the American Arbitration Association or any successor thereto for the designation of the Third Engineer. The Third Engineer shall conduct such hearings as he deems appropriate. The Third Engineer, within thirty
(30) days after his designation, shall select the determination of either Owner's Engineer or Tenant's Engineer and such determination shall be conclusive and binding upon the parties whether or not a judgment shall be entered in any court. The fees of the Third Engineer and the costs of arbitration shall the fees of the Third Engineer and the costs of arbitration shall be paid equally by the parties, except that each party shall pay its own counsel fees and expenses, if any, in connection with the arbitration. Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall pay the increase in the Electricity Inclusion Factor in accordance with the Electricity Statement, without prejudice to Tenant's position, as herein provided. If the dispute shall be resolved in Tenant's favor, Owner, at its option, shall either credit the amount of such overpayment against subsequent monthly installments of Fixed Rent hereunder or pay to Tenant the amount of such overpayment.

         (4) Owner's failure during the Term to prepare and deliver any Electricity Statement, or bills, or owner's failure to make a demand, under this Article or any other provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause owner to forfeit or surrender, its rights to collect any portion of the increase in the Electricity Inclusion Factor (and therefore the Fixed Rent) which may have become due pursuant to this Article 38 during the Term. Tenant's liability for the amounts due under this Article 38 shall survive the expiration or sooner termination of this Lease and owner's obligation, if any, to refund any payments by Tenant in excess of the amounts required to be paid by Tenant to Owner pursuant to this Article 38 shall survive the expiration or sooner termination of this Lease; The preceding sentence shall not, however, be construed as limiting or restricting, in any manner whatsoever, Owner's right pursuant to this Lease or pursuant to law to offset any such overpayments by Tenant against any amounts which may be due and payable as provided in this Lease.

         (5) In no event shall any adjustment of the payments made or to be made hereunder result in a decrease in Fixed Rent or additional rent payable pursuant to any other provision of this Lease, or in the amount paid for electricity for the prior year.

         (6) The Electricity Inclusion Factor shall be collectible by Owner in the same manner as Fixed Rent.

         (7) For the purposes of this Article 38D, Owner and Tenant agree that:

                  (a) "Electric Rate" (including all applicable surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges, taxes and other sums payable in respect thereof) shall mean the greater of:

                           (i) the service classification pursuant to which
owner purchases electricity from the utility company servicing the Building, and

                           (ii) the service classification pursuant to which
Tenant would purchase electricity directly from the utility company servicing the Building.

                  (b) "Base Electric Rate" shall mean the Electric Rate in effect on the date hereof.

         (8) If Owner discontinues furnishing electricity to Tenant pursuant to this Article 38D, the Fixed Rent shall be decreased by the Electricity Inclusion Factor effective as of the date owner discontinues the provision of electricity in such manner.

      E. If Owner elects to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Owner shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Additional Rent or the Electricity Inclusion Factor, as the case may be. If Owner so discontinues furnishing electricity to Tenant, Tenant shall use diligent efforts to obtain electric energy directly from the public utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Demised

Premises, at no charge, to the extent the same are available, suitable and safe for such purposes as determined by Owner. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Owner at Tenant's expense. Provided Tenant shall use and continue to use diligent efforts to obtain electric energy directly from the public utility, Owner, to the extent permitted by applicable Requirements, shall not discontinue furnishing electricity to the Demised Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility.

39. Superior Leases and Mortgages

         A. The ground and underlying leases and mortgages referred to in
Article 7, to which this Lease is subject and subordinate, are hereinafter sometimes called "Superior Leases" and "Superior Mortgages", respectively, and the lessor of a Superior Lease or its successor in interest at the time referred to is hereinafter sometimes called the "lessor" of such Superior Lease. No prepayment of more than one month's Fixed Rent shall be valid or binding upon the holder of a Superior Mortgage or the lessor of a Superior Lease unless expressly approved in writing by such holder or lessor or any of its predecessors in interest.

         B. In the event of any act or omission of Owner which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each Superior Mortgage and the lessor of each Superior Lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Owner or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Owner would be entitled under this Lease or otherwise, after similar notice, to effect such remedy and shall include such reasonable period as may be required to obtain possession where possession is required in order to remedy such act or omission), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

         C. If the lessor of a Superior Lease or the holder of a Superior Mortgage shall succeed to Owner's estate in the Building or the rights of Owner under this Lease, whether through possession or foreclosure action or delivery of a new lease or a deed or otherwise, then at the election of such party so succeeding to Owner's rights (herein sometimes called "successor owner"), Tenant shall attorn to and recognize such successor owner as Tenant's owner under this Lease, and shall promptly execute and deliver any instrument that such successor owner may reasonably request to evidence such attornment, provided that such successor owner shall then be entitled to possession of the Demised Premises and provided further that such successor owner or anyone claiming by, through or under such successor owner, including a purchaser at a foreclosure sale, shall not be:

          (1) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

         (2) subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord), or

         (3) bound by any payment of Rental which Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due, or

         (4) bound by any obligation to make any payment to or on behalf of Tenant, or

         (5) bound by any obligation to perform any work or to make improvements to the Demised Premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4, the need for which repairs and maintenance first arises after the date upon which such successor owner shall be entitled to possession of the Demised Premises, (ii) repairs to the Demised Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 9 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such successor owner, and (iii) repairs to the Demised Premises as a result of a partial condemnation pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such successor owner, or

         (6) bound by any amendment or modification of this Lease made without its consent, or

         (7) bound to return Tenant's security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

If Tenant should fail or refuse promptly to execute and deliver such instrument to evidence such attornment, Tenant hereby irrevocably appoints such successor owner Tenant's attorney-in-fact to execute and deliver such instrument for and on behalf of Tenant. Tenant hereby waives any right Tenant may have under any present or future law to terminate this Lease or surrender the Demised Premises by reason of the institution of any proceeding to terminate a Superior Lease or action to foreclose a Superior Mortgage and this Lease shall not be affected by any such proceeding or action unless and until the lessor of the Superior Lease, or holder of the Superior Mortgage, elects in such proceeding or action to terminate this Lease.

          D. If in connection with the procurement, continuation or renewal of any financing for which the Building and/or the land on which it stands or the interest of the lessee therein under a Superior Lease represents collateral in whole or in part, or, if in connection with the entering into, continuation, renewal or modification of a Superior Lease, a lender or lessor shall request any modifications of this Lease as a condition thereof, Tenant will not withhold its consent thereto provided that such modifications do not increase any of Tenant's financial obligations or decrease any of Owner's services and do not otherwise materially increase the obligations of Tenant under this Lease or materially and adversely affect any rights of Tenant under this Lease.

40.  ESTOPPEL CERTIFICATE

     Each party shall, at any time and from time to time, but not more than twice in any twelve (12) month period, at the request of the other party, upon not less than ten (10) days' notice, if given in person, or fifteen (15) days' notice, if given by mail, execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and affect as modified and stating the modifications), certifying the dates to which the Fixed Rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

41. Indemnification and Liability of Owner

         A. Tenant shall not do or permit any act or thing to be done upon the Demised Premises which may subject Owner to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Requirement, but shall exercise such control over the Demised Premises as to fully protect Owner against any such liability. Tenant shall indemnify and save the Indemnitees harmless from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Demised Premises, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Demised Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's agents, employees, invitees or visitors, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof and shall survive the expiration or earlier termination of this Lease.

         B. If any claim, action or proceeding is made or brought against any of the Indemnitees, which claim, action or proceeding Tenant shall be obligated to indemnify such Indemnitee against, pursuant to the terms of this Lease, then, upon demand by the Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name, if necessary, by such attorneys as the Indemnitee shall approve, which approval shall not be unreasonably withheld. Attorneys for Tenant's insurer shall hereby be deemed approved for purposes of this Article 41B. Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to defend or assist in defending any claim, action or proceeding (i) involving potential liability of Five Million Dollars ($5,000,000) or more or (ii) in which the Indemnitee shall have concluded that there may be defenses available to it which are different from, additional to, or inconsistent with, those available to Tenant (in which case Tenant shall not have the right to direct the defense of such claim, action or proceeding with respect to such Indemnitee), and in either case Tenant shall pay the reasonable fees and disbursements of such attorneys.

42. Escalation for Increase in Real Estate Taxes

         A. For the purposes of this Article 42, the following terms shall have the meanings set forth below.

                  (1) "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

                  (2) "Base Taxes" shall mean one-half (1/2) of the aggregate Taxes payable for the Tax Year commencing on July 1, 1999, and ending on June 30, 2000, and for the Tax Year commencing on July 1, 2000, and ending on June 30, 2001.

                  (3) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation,
(i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, and (ii) any assessments levied after the date of this Lease for the benefit of the Real Property or the Building) without taking into account any discount that Owner may receive by virtue of any early payment of Taxes or on account of any exemption or abatements of Taxes to which the Real Property is entitled; provided, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Owner or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year.

                  (4) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

         B. (1) If the Taxes payable for any Tax Year (any part or all of which falls within the Term), as computed by Owner, shall represent an increase above the Base Taxes, then Tenant shall pay as additional rent for such Tax Year and continuing thereafter until a new Tax Statement is rendered to Tenant, Tenant's Proportionate Share of such increase (the "Tax Payment"). Tenant shall not be entitled to any credit against any Tax Payment on account of any discount that Owner may receive by virtue of any early payment of Taxes or on account of any exemptions or abatements of Taxes to which the Real Property is entitled, and Taxes shall be calculated without taking into account any such discounts, exemptions or abatements.

            (2) At any time during or after the Term, Owner shall render to Tenant, either in accordance with the provisions of Article 28 hereof or by personal delivery at the Demised Premises, a statement or statements showing (i) a comparison of the Taxes for the Tax Year with the Base Taxes and (ii) the amount of the Tax Payment resulting from such comparison (a "Tax-Statement"). Tenant shall pay to Owner, in one (1) installment within thirty (30) days after receipt of any Tax Statement, the Tax Payment shown thereon. If Taxes are required to be paid in full or on any other date or dates than as presently required by the Governmental Authority imposing the same, then the due date of the installments of the Tax Payment shall be correspondingly accelerated or revised so that the Tax Payment (or the two (2) installments thereof) is due at least thirty (30) days prior to the date the corresponding payment is due to the Governmental Authority. If the Tax Year established by The City of New York shall be changed, any Taxes for the Tax Year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be apportioned for the purpose of calculating the Tax Payment payable with respect to such new Tax Year. Owner's failure to render a Tax Statement during or with respect to any Tax Year shall not prejudice owner's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make Tax Payments pursuant to this Article 42 for such Tax Year.

         C. (1) Only owner shall be eligible to institute tax reduction or other proceedings to reduce the Assessed Valuation.

            (2) Anything in this Article 42 to the contrary notwithstanding, under no circumstances shall the Rental payable under this Lease be less than the Fixed Rent set forth herein.

            (3) The expiration or termination of this Lease during any period for any part or all of which a Tax Payment is payable under this Article shall not affect the rights or obligations of the parties hereto respecting such payments and any Tax Statement relating to such Tax Payment, on a pro rata basis, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Tax Statement shall be payable within thirty (30) days after such Tax Statement is sent to Tenant.

                  (4) In the event that, after a Tax Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (i) the Base Taxes shall be retroactively adjusted to reflect such reduction and (ii) all retroactive Tax Payments resulting from such retroactive adjustment shall be due and payable when billed by Owner. Owner promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and Tax Payments.

         D. Every notice given by Owner pursuant to Article 42B(2) hereof above shall be conclusive and binding upon Tenant unless within thirty (30) days after the receipt of such notice Tenant shall notify owner that it disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect. If Tenant shall so dispute the correctness of the notice, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants selected by Owner and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon the parties. Pending the resolution of such dispute as aforesaid, Tenant shall pay additional rent in accordance with Owner's notice and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Owner shall forthwith pay Tenant, or, at Owner's election, Tenant shall be entitled to take a credit against the next installment(s) of Fixed Rent equal to the amount of Tenant's overpayment of rents resulting from compliance with Owner's notice.

43. Additional Escalation Payment

         A. Notwithstanding anything to the contrary contained herein, it is agreed that for each lease year (as hereinafter defined) after the first (1st) lease year, Tenant shall pay owner, as additional rent hereunder, in equal monthly installments, together with the monthly installments of the Fixed Rent hereunder, an amount (the "Additional Escalation Payment") equal to an increase, on a cumulative basis, in the Fixed Rent at the rate of three (3%) percent per annum compounded annually. Fixed Rent, as referred to in this Article 43, shall mean the Fixed Rent exclusive of the Electricity Inclusion Factor.

         B. Accordingly, the Additional Escalation Payment for the second (2nd) lease year shall be an amount equal to three (3%) percent of the Fixed Rent payable for such lease year. The Additional Escalation Payment for each lease year thereafter shall be an amount equal to the sum of (i) three (3%) percent of the sum of (a) the Fixed Rent payable for such lease year and (b) the Additional Escalation Payment payable for the immediately preceding lease year and (ii) the Additional Escalation Payment payable for the immediately preceding lease year.

         C. The following illustrates the intention of the parties with respect to the computation of the Additional Escalation Payment.

                  (i) The Additional Escalation Payment for the second (2nd) lease year shall be an amount equal to three (3%) percent of the Fixed Rent payable for such lease year in the sum of $210,184.00, i.e., the sum of $6,305.52.

                  (ii) The Additional Escalation Payment for the third (3rd) lease year shall be an amount equal to the sum of (i) three (3%) percent of the sum of (a) the Fixed Rent payable for such lease year in the sum of $210,184.00 and (b) the Additional Escalation Payment payable for the immediately preceding lease year in the sum of $6,305.52 (i.e., $6,494.69) and (ii) the Additional Escalation Payment for the immediately preceding lease year in the sum of $6,305.52, i.e., the sum of $12,800.21.

                  (iii) The Additional Escalation Payment for the fourth (4th) lease year shall be an amount equal to the sum of (i) three (3%) percent of the sum of (a) the Fixed Rent payable for such lease year in the sum of $224,848.00 and (b) the Additional Escalation Payment payable for the immediately preceding lease year in the sum of $12,800.21 (i.e., $7,129.45) and (ii) the Additional Escalation Payment for the immediately preceding lease year in the sum of $12,800.21, i.e., the sum of $19,929.66.

                  (iv) A similar computation shall be made for each of the succeeding lease years.

         D. The term "lease year" as used in this Article 43 shall mean the first twelve (12) months of the Term commencing on the Commencement Date, each successive twelve month period of the Term, and any final period of the Term which is less than twelve months.

44. Brokerage.

          A. Tenant represents and warrants that Tenant has not dealt with any broker, finder, or like agent, other than Colliers ABR, Inc. and Insignia/ESG, Inc. (collectively, the "Brokers"), in connection with this Lease, and the execution and delivery of this Lease by Owner shall be conclusive evidence that owner has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Owner harmless from and against any and all claims for commission, fee or other compensation by any broker, finder, or like agent, other than the Brokers, who shall have dealt with Tenant in connection with this Lease and for any and all costs incurred by Owner in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements.

         B. Owner shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by the Brokers or by any other broker, finder, or like agent who shall have dealt with Owner, but not with Tenant, in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Owner shall pay the Brokers' commissions pursuant to separate agreements, but the Brokers shall not be deemed to be a thirdparty beneficiary of this provision.

         C. The provisions of this Article 44 shall survive the expiration or prior termination of this Lease.

45. Partnership Tenant

         If Tenant is a partnership, a limited liability partnership, or a professional corporation (or is comprised of two (2) or more persons, individually or as co-partners of a partnership or a limited liability partnership, or shareholders of a professional corporation) or if Tenant's interest in this Lease shall be assigned to a partnership, a limited liability partnership, or a professional corporation (or to two (2) or more persons, individually or as co-partners of a partnership or a limited liability partnership, or shareholders of a professional corporation) pursuant to Article 46 hereof (any such partnership, limited liability partnership, professional corporation and such persons are referred to in this Article 45 as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to owner, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant;
(c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners or shareholders, as the case may be, all of such new partners or shareholders, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Owner of the admission of any such new partners or shareholders, as the case may be, and upon demand of Owner, shall cause each such new partner or shareholder, as the case may be, to execute and deliver to Owner an agreement in form satisfactory to Owner, wherein each such new partner or shareholder, as the case may be, shall assume joint and several liability for the observance and performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither owner's failure to request any such agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Owner shall vitiate the provisions of clause (d) of this Article 45), and (f) the liability of each of the parties comprising the Partnership Tenant, including any new partner or shareholder admitted to the Partnership Tenant, shall be continuing and shall not be affected, modified or diminished by reason of (x) any withdrawal or termination of any such party's interest in the Partnership Tenant or (y) any transfer or disposition of any shares of stock of the Partnership Tenant.

46. Assignment and Subletting

         A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublet, underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of owner in each instance, except as expressly hereinafter provided. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Owner may collect rent from the assignee. If the Demised Premises be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Owner may, after default by Tenant and expiration of Tenant's time to cure such default, if any, collect rent from the undertenant or occupant. In either event, owner may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article 46, or the acceptance of the assignee, undertenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Owner to an assignment, mortgaging, subletting, underletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Owner to any other or further assignment, mortgaging, subletting, underletting .or use or occupancy by others not expressly permitted by this Article 46. References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants, but as including also licensees and others claiming under or through Tenant, immediately or remotely.

         B. (1) Tenant may, upon prior notice to Owner, but without Owner's prior written consent, assign this Lease for the use set forth in Article 2 hereof to a corporation or other business entity (herein sometimes called a "successor corporation") into or with which Tenant shall be merged or consolidated, or to which substantially all of Tenant's assets may be transferred, provided that the successor corporation shall (i) have effectively assumed substantially all of Tenant's obligations and liabilities, including all obligations under this Lease, by operation of law or appropriate instruments of merger, consolidation or transfer and (ii) be of a character and be engaged in a business which shall be in keeping with the standards in such respects of the tenancies then existing in the Building, and (iii) have a net worth determined by generally accepted accounting principles, consistently applied, equal to or greater than Tenant's net worth immediately preceding such transfer. In case of an assignment by merger or consolidation, a true copy of the instrument of merger or consolidation containing the successor corporations's assumption of Tenant's obligations and liabilities, effectively assuming Tenant's obligations and liabilities under this Lease, shall be acceptable to Owner in lieu of the agreement mentioned in the first sentence of Article 46H hereof.

                  (2) Tenant nay, upon prior notice to Owner, but without Owner's prior written consent, sublet any portion of the Demised Premises for the use set forth in Article 2 hereof to a corporation or other business entity (herein called a "related corporation") which shall control, be controlled by or be under common control with, Tenant provided (i) Tenant shall continue to occupy at least twenty five percent (25%) of the rentable area of the Demised Premises, (ii) Tenant shall comply with the provisions of Article 46F hereof, and (iii) such subtenant shall continue to be a related corporation of Tenant and its character and manner of use of the Demised Premises shall comply with the standard in such respects of the other tenancies in the Building and the provisions of this Lease. Any related corporation may use and occupy a portion of the Demised Premises for any of the purposes permitted by this Lease, subject to compliance with Tenant's obligations under this Lease, provided Tenant shall notify Owner ten (10) days prior to the commencement of such use of (i) the name of the related corporation, (ii) the manner in which the related corporation is related to Tenant, and (iii) the period of time during which the related corporation will use the Demised Premises; however such use shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Demised Premises. As used herein in defining a related corporation, control shall be deemed established by ownership of over fifty percent (50%) of the stock or other voting interest of the controlled or controlling corporation or other business entity.

                  (3) Notwithstanding anything to the contrary contained in this Lease, if Tenant is a partnership, the admission of new partners, the withdrawal, retirement, death, incompetency or bankruptcy of any partner, or the reallocation of partnership interests among the partners shall not constitute an assignment of this Lease, provided the principal purpose of any of the foregoing is not to circumvent the restrictions on assignment set forth in the provisions of this Article 46. The reorganization of Tenant into a professional corporation if Tenant is a partnership, or the reorganization of Tenant from a professional corporation into a partnership, shall not constitute an assignment of this Lease, provided that immediately following such reorganization, the shareholders of Tenant shall be the same as the partners of Tenant existing immediately prior to such reorganization, or the partners of Tenant shall be the same as the shareholders of Tenant existing immediately prior to such reorganization, as the case may be. If Tenant shall become a professional corporation, each individual shareholder in Tenant and each attorney-employee of a professional corporation which is a shareholder in Tenant shall have the same personal liability as such individual or attorney-employee would have under this Lease if Tenant were a partnership and such individual or attorney-employee were a partner in Tenant. If any individual partner in Tenant is or becomes an attorney-employee of a professional corporation, such individual shall have the same personal liability under this Lease as such individual would have if he and not the professional corporation were a partner of Tenant.

      C. If Tenant shall desire to assign this Lease or to sublet all or any portion of the Demised Premises to anyone other than a related or successor corporation, for the use set forth in Article 2 hereof, Tenant shall submit to Owner a written request ("Tenant's Notice") for Owner's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a description identifying the space to be sublet and Tenant's improvements included therein; (iii) the basic terms and conditions, including the effective date, of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Demised Premises; and (v) current financial information and any other information Owner may reasonably request with respect to the proposed assignee or subtenant.

         D. If Owner shall not exercise any of its options pursuant to Article 47 hereof, Owner shall not unreasonably withhold its consent to the proposed assignment or subletting referred to in Tenant's Notice given pursuant to
Article 46 hereof provided that the following further conditions shall be fulfilled:

                  (1) The Demised Premises shall not have been listed or otherwise publicly advertised for assignment or subletting, without Owner's prior written consent, at a rental rate less than the rate of Fixed Rent and Escalation Rent for which leases of comparable space in the Building or in comparable buildings are then being made.

                  (2) Tenant shall not then be in default hereunder beyond any applicable notice or cure period.

                  (3) The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Demised Premises in accordance with Articles 2 and 37 hereof and in a manner in keeping with the standards in such respect of the other tenancies in the Building and the proposed assignee or subtenant shall not then be (i) a tenant, occupant or prospective tenant of any space in the Building other than of space included in the Demised Premises, or (ii) a prospective tenant with whom Owner shall have been negotiating for the leasing of space in the Building.

         E. Except for any subletting by Tenant to Owner or its designee pursuant to the provisions of Article 47, every subletting hereunder shall be subject to the following further conditions:

                  (1) The subletting shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Owner or any such subletting to any other subtenant and/or acceptance of Fixed Rent, Escalation Rent or additional rent by Owner from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent, Escalation Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 46. If Owner shall decline to give its consent to any proposed assignment or sublease, or if Owner shall exercise either of its options under Article 47 hereof, Tenant shall indemnify, defend and hold harmless Owner against and from any and all loss, liability, damages, costs, and expenses (including reasonable attorneys' fees) resulting from any claims that may be made against Owner by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                  (2) No subletting shall end later than one (1) day before the Fixed Expiration Date or shall be for a term of less than two (2) years unless there is less than two (2) years then remaining in the Term, in which event the subletting shall be for a term ending not more than thirty (30) days prior to the Fixed Expiration Date.

                  (3) The subletting is subject to the express condition, and by accepting a sublease hereunder the subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Fixed Expiration Date or if Owner should succeed to Tenant's estate in the Demised Premises, then at Owner's election the subtenant shall attorn to and recognize Owner as the subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Owner may reasonably request to evidence such attornment, except that Owner shall not be:

                           (a) liable for any act or omission of Tenant under
such sublease, or

                           (b) subject to any defense or offsets which such
subtenant may have against Tenant, or

                           (c) bound by any previous payment which such
subtenant may have made to Tenant more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Owner, or

                           (d) bound by any obligation to make any payment to or
on behalf of such subtenant, or

                           (e) bound by any obligation to perform any work or to
make improvements to the Demised Premises, or portion thereof demised by such sublease, or

                           (f) bound by any amendment or modification of such
sublease made without its consent, or

                           (g) bound to return such subtenant's security
deposit, if any, until such deposit has come into its actual possession and such subtenant would be entitled to such security deposit pursuant to the terms of such sublease.

                  (4) The sublease shall contain, conspicuously set forth therein, a notice to the subtenant, in compliance with the terms, conditions and provisions of Section 25-322 of Chapter 3 of Title 25 of the Administrative Code of the City of New York, that the subtenant must obtain a permit from the Landmarks Preservation Commission before commencing any exterior or interior work on the Building, as may be permitted pursuant to the terms and conditions of the sublease and this Lease, except for ordinary repair and maintenance as that term is defined in Subdivision r of Section 25-302 of said Chapter 3.

         F. Tenant shall furnish Owner with a counterpart (which may be a conformed or reproduced copy) of each sublease or assignment made hereunder within ten (10) days after the date of its execution. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any subletting provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Owner for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant. Tenant shall pay Owner on demand any expense which Owner may reasonably be required to incur in acting upon any request for consent to assignment or subletting pursuant to this Article 46.

         G. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Owner for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

         H. Notwithstanding anything to the contrary hereinabove set forth, no assignment of this Lease shall be binding upon, Owner unless the assignee shall execute and deliver to Owner an agreement, in recordable form, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article 46 shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement in recordable form shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

         I. (1) If Tenant shall receive any consideration from its assignee for or in connection with the assignment of this Lease or from the sale or use of Tenant's trade fixtures, moveable office furniture and equipment or Tenant's interest in any fixtures, improvements or other installations that have been incorporated into the Demised Premises in accordance with Articles 3 and 37, other than from a successor corporation or a related corporation, then, Tenant shall account to Owner therefor and shall pay over to Owner fifty (50%) percent of such consideration as calculated pursuant to Article 461(3) hereof, after deducting Tenant's reasonable expenses for attorneys' fees, brokers' fees and advertising fees paid to unrelated third parties in connection with such assignment, for which expenses Tenant shall furnish to Owner true and complete copies of paid bills and invoices therefor evidencing such expenditures by Tenant.

            (2) If Tenant shall receive any rents and/or consideration from its subtenant, other than from a related corporation, which for any period shall exceed the per square foot rates of the Fixed Rent and the Escalation Rent payable by Tenant under this Lease for the same period, or if Tenant shall receive from its subtenant any consideration for the sale or use of Tenant's trade fixtures, moveable office furniture and equipment or Tenant's right to use the same, then, in each instance Tenant shall account to Owner therefor and shall pay over to Owner fifty (50%) percent of such rents and/or other consideration as calculated pursuant to Article 461(3) hereof, after deducting Tenant's reasonable expenses for attorneys' fees, brokers' fees and advertising fees paid to unrelated third parties in connection with such subletting, for which expenses Tenant shall furnish to Owner true and complete copies of paid bills and invoices therefor evidencing such expenditures by Tenant.

            (3) If Tenant shall receive any consideration from any subtentant or assignee from the sale or use of Tenant's trade fixtures, moveable office furniture and equipment, Tenant shall not be required to pay to Owner any part of such portion of the consideration therefor which equals the reasonable value of such trade fixtures, moveable office furniture and equipment.

                  (4) Any transfer by operation of law or otherwise, of Tenant's interest in this Lease or of any subtenant's interest in a sublease hereunder, or, unless Tenant or the subtenant is an entity the securities of which are registered under appropriate statutory authority and listed and traded on a national exchange, of a fifty percent (50%) or greater interest in Tenant, or in a subtenant hereunder (whether stock, partnership interest or otherwise), in a single transaction or a related series of transactions, shall be deemed an assignment of this Lease within the meaning of this Article 46 or an assignment of the sublease within the meaning of Article 46E(l) as the case may be.

47. Leaseback By Owner

         A. (1) If Tenant shall desire to assign this Lease or to sublet all or any portion of the Demised Premises to anyone other than a related or a successor corporation, as more particularly set forth in Article 46 hereof, Tenant shall submit a Tenant's Notice to Owner. Tenant's Notice shall be deemed an offer from Tenant to Owner whereby Owner (or Owner's designee) may, at its option, (i) sublease such space (the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or a portion of the Demised Premises), or (ii) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises). Said options may be exercised by Owner by notice to Tenant at any time within forty-five (45) days after receipt of Tenant's Notice to Owner; and during such forty-five (45) day period Tenant shall not assign this Lease nor sublet such space to any person.

                  (2) If Owner exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Demised Premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and additional rent due hereunder shall be paid and apportioned to such date.

                  (3) If Owner exercises its option to terminate this Lease pursuant to Article 47A(l), Owner shall be free to and shall have no liability to Tenant if Owner should lease the Demised Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

                  (4) If Owner exercises its option to sublet the Leaseback Space, the rent payable under such sublease by Owner or its designee (as subtenant) shall be at a rate equal to the lesser of (i) the rental rate per rentable square foot of rent and additional rent then payable pursuant to this Lease, and (ii) the rental rate set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

                           (i) shall be expressly subject to all of the
covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article 47;

                           (ii) shall be upon the same terms and conditions as
those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this
Article 47;

                           (iii) shall give the sublessee the unqualified and
unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease, and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Owner or its designee the option to extend the term of such sublease for the balance of the Term less one (1) day;

                           (iv) shall provide that any assignee or further
subtenant of Owner or its designee, may, at the election of Owner, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Owner or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

                           (v) shall also provide that (i) the parties to such
sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties; (ii) any assignment or subletting by Owner or its designee (as the subtenant) may be for any purpose or purposes that Owner, in Owner's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Owner or its designee; (iv) Owner, at Tenant's expense, may make such alterations as may be required or deemed necessary by Owner to physically separate the subleased space from the balance of the Demised Premises and to comply with any legal or insurance requirements relating to such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

         B. If Owner exercises its option to sublet the Leaseback Space, Owner shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the term of the sublease of the Leaseback Space; provided, however, the foregoing indemnity shall not apply to Tenant's obligation to pay Fixed Rent, additional rent and other items of Rental coming due hereunder.

         C. If Owner exercises its option to sublet the Leaseback Space, the use of the Demised Premises permitted under such subletting shall be any lawful use.

         D. Performance by Owner, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

        E. Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Owner (or its designee).

         F. If Owner is unable to give Tenant possession of the Leaseback Space at the expiration of the term of the sublease by reason of the holding over or retention of possession of any tenant or other occupant, then (w) Owner shall continue to pay all charges previously payable, and comply with all other obligations, under the sublease until the date upon which Owner shall give Tenant possession of the Leaseback Space free of occupancies, (x) neither the Expiration Date nor the validity of this Lease shall be affected, (y) Tenant waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Lease and further waives the right to recover any damages from Owner which may result from the failure of Owner to deliver possession of the Leaseback Space at the end of the term of the sublease, and (z) Owner, at Owner's expense, shall use its reasonable efforts to deliver possession of the Leaseback Space to Tenant and in connection therewith, if necessary, shall institute and diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of such Leaseback Space; if Owner fails to prosecute such proceedings in such manner and such failure continues after reasonable notice thereof by Tenant, Tenant may prosecute such proceedings in Owner's name and at Owner's expense.

         G. In the event that (i) Owner fails to exercise either of its options under this Article 47 and consents to a proposed assignment or sublease pursuant to Article 46, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Owner consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Articles 46 and 47 before assigning this Lease or subletting all or any portion of the Demised Premises.

48. Rent Control

         If at the commencement of, or at any time(s) during the Term, the rent(s) reserved in this Lease shall not be fully collectible for reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and may be legally permissible to permit Owner to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved thereof under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Owner, if legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less
(ii) the rents paid by Tenant to Owner during the period(s) such legal rent restriction was in effect. Any security deposited by Tenant may be retained by Owner for one (1) year after such termination of this Lease, to secure collection of any amount Owner may be entitled to receive pursuant to clause
(b) above.

49. Insurance

        A. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Owner nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Owner nor its agents shall be liable for any injury or damage to persons or property, or interruption of Tenant's business, resulting from fire or other casualty; nor shall Owner or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Owner be liable for any latent defect in the Demised Premises or in the Building. Nothing in the foregoing sentence shall affect any right of Owner to the indemnity from Tenant to which owner may be entitled under Article 41 hereof in order to recoup for payments made to compensate for losses of third parties.

         B. Tenant shall at all times during the Term keep Tenant's fixtures, furnishings, equipment and other property and all alterations, installations, additions, and improvements made by Tenant in the Demised Premises now or hereafter included in the Demised Premises insured for damages by fire and lighting, vandalism, malicious mischief and all other risks and hazards comprehended by the full "extended coverage" endorsements, and against such other hazards and risks as Owner may from time to time reasonably designate, for the "full replacement cost" thereof. Such full replacement cost shall be determined from time to time, but not more frequently than once in any twenty-four (24) calendar month period, at the request of Owner or any Lessors or Mortgagees by an appraiser, engineer, architect or contractor designated by Owner or such Lessors or Mortgagees.

         C. Tenant shall obtain and keep in full force and effect (a) a policy of comprehensive general public liability and property damage insurance under which Tenant is named as the insured, and (b) an Additional Insured Endorsement Form GI 20 11 (or the insurer's equivalent thereof) under which Owner, Owner's managing agent and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds with respect to the ownership, maintenance or use of the Demised Premises, and under which the insurer will insure Tenant's liability under the indemnity provisions of Article 41 hereof. Tenant is hereby notified that Owner's current managing agent is Colliers ABR, Inc., 40 East 52nd Street, New York, New York 10022, that the current Lessor of the ground lease affecting the Real Property is C.B. Land Associates, c/o Bloomingdale Properties, 641 Lexington Avenue, New York, New York 10022 and that the current holder of the Mortgage on Owner's leasehold interest in the Real Property is Orix Real Estate Capital Markets, LLC, As Master Servicer on behalf of Norwest Bank Minnesota, NA, as Trustee For the Registered Holders of DLJ Commercial Mortgage Pass Through Certificates, Series 1998 CF2, 1717 Main Street, 12th Floor, Dallas, Texas 75201. Such policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the policy shall be non-cancelable with respect to Owner, Owner's managing agent and such Lessors and Mortgagees unless at least thirty (30) days' prior written notice shall have been given to Owner by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. A certificate of such insurance complying with the provisions hereof in all respects shall be delivered to Owner. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $1,000,000 for injury (or death) and damage to property and umbrella coverage in an amount of not less than $3,000,000 for injury (or death) or damage to property. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers admitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13."

         D. Each party hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy required hereunder to be maintained by such party pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party's agreement to name the other party as an additional insured shall be satisfied. Tenant acknowledges that Owner shall not carry insurance on and shall not be responsible for damage to, any alterations, improvements, installations or additions made by Tenant or any of Tenant's fixtures, furnishings, equipment or other property or effects, and that Owner shall not carry insurance against, or be responsible for any loss suffered by Tenant due to interruption of Tenant's business.

50. Services

         A. Commencing on the date Tenant shall occupy the Demised Premises for the conduct of its business, there shall be one (1) freight elevator serving the Demised Premises and the entire Building on call on a "first come, first served" basis on Business Days from 8:00 A.M. to 5:00 P.M., and on a reservation, "first come, first served" basis from 5:00 P.M. to 8:00 A.M. Business Days and at any time on days other than Business Days. Tenant shall pay Owner Owner's standard hourly charges in effect from time to time for Tenant's use of the freight elevator from 5:00 P.M. to 8:00 A.M. on Business Days and at any time on days other than Business Days.

         B. (1) Owner reserves the right to suspend operation of the heating system when Owner in its judgment deems it necessary by reason of accident or emergency, or of the making of necessary repairs, additions, replacements, alterations or improvements, and such suspension may continue until such time as said repairs, additions, replacements, alterations or improvements have been completed, and Tenant agrees that Owner shall not thereby be responsible in any way to Tenant or be subject to any claim by Tenant therefor and that the same shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Tenant further agrees that Owner shall have no responsibility to Tenant or liability for failure to operate said heating system when such operation by Owner is prevented by Unavoidable Delays or by failure of equipment or electric current, steam and/or water or other suitable power supply. Owner agrees, however, that it will use reasonable efforts to remove or eliminate the cause of any such failure as promptly as possible.

                  (2) (a) Owner reserves the right to suspend the operation of any air-conditioning system when Owner in its judgment deems it necessary by reason of accident or emergency or of the making of necessary repairs, additions, replacements, alterations or improvements, and such suspension may continue until such time as said repairs, additions, replacements, alterations or improvements have been completed, and Tenant agrees that Owner shall not thereby be responsible in any way to Tenant or be subject to any claim by Tenant therefor and that the same shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Tenant further agrees that Owner shall have no responsibility to Tenant or liability for failure to operate said air-conditioning system when such operation by Owner is prevented by Unavoidable Delays or by failure of equipment or electric current, steam and/or water or other suitable power supply. Owner agrees, however, that it will use reasonable efforts to remove or eliminate the cause of any such failure as promptly as possible.

                      (b) Tenant will cause all windows in the Demised Premises to be kept closed at all times when the aforesaid air-conditioning system is in operation. Tenant shall draw and close the draperies or blinds for the windows of the Demised Premises whenever the air-conditioning system is in operation and the position of the sun so requires and will abide by all rules and regulations which Owner may from time to time find necessary to promulgate for the proper and efficient operation thereof.

                  (3) Owner, throughout the Term, shall have free access to any and all mechanical installations of Owner, including but not limited to heating, air-cooling, fan, ventilating and machine rooms and electrical closets; Tenant shall not construct partitions or other obstructions which may interfere with Owner's free access thereto, or interfere with the moving of Owner's equipment to and from the enclosures containing said installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect said mechanical installations.

         C. Tenant, at Tenant's expense, shall cause all portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Owner, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Tenant shall not permit any person to enter the Demised Premises or the Building for the purpose of providing such extermination services, other than persons first approved by Owner, such approval not to be withheld unreasonably.

         D. Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Demised Premises or the realty of which they are a part pursuant to any Requirement made or issued in connection with any metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Owner for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within five (5) days of rendition.

51. Condition of the Demised Premises

         Tenant acknowledges that Owner has made and makes no representation or warranty of any kind, express or implied, to Tenant with respect to the condition of the Demised Premises. Tenant represents and warrants that it has inspected and is fully familiar with the condition of the Demised Premises, agrees to accept the Demised Premises in the condition existing on the date hereof, and agrees that, notwithstanding anything to the contrary contained in this Lease, Owner shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's initial occupancy.

52. Commencement Date and Fixed Expiration Date

         The Term of this Lease shall (i) commence on the date (the "Commencement Date") on which this Lease has been fully executed and unconditionally delivered by the parties hereto and possession of the Demised Premises, vacant, in broom-clean condition, has been delivered to Tenant (ii) end on the date (the "Fixed Expiration Date") which is (a) seven (7) years and two (2) months from the Commencement Date if the Commencement Date is the first day of the month or (b) the last day of the month in which the end of the period of seven (7) years and two (2) months from the Commencement Date shall occur if the Commencement Date is not the first day of the month (unless such Term shall sooner terminate pursuant to the terms of this Lease or by law). If the Commencement Date shall occur on a date other than the first (1st) day of any calendar month, on the Commencement Date Tenant shall pay to owner a sum equal to Five Hundred Eighty-Three and 84/100 ($583.84) Dollars, multiplied by the number of calendar days in the month from the Commencement Date to the last day of the month in which the Commencement Date shall occur, both dates inclusive, as Fixed Rent for such period. Promptly following the Commencement Date, Owner and Tenant shall enter into an agreement confirming the Commencement Date and the Fixed Expiration Date, provided, however, failure to execute and deliver such agreement shall not affect the validity of the Commencement Date or the Fixed Expiration Date as set forth herein.

53. Fixed Rent

         A. Tenant shall pay Fixed Rent (exclusive of the Electricity Inclusion Factor), at times and in the manner provided in this Lease, as follows:

                  (i) Two Hundred Ten Thousand, One Hundred Eighty-Four and 00/100 ($210,184.00) Dollars per annum, payable in equal monthly installments of Seventeen Thousand, Five Hundred Fifteen and 33/100 ($17,515.33) Dollars, for the period commencing on the Commencement Date and ending on the day immediately preceding the third (3rd) anniversary of the Commencement Date, both dates inclusive, subject to the Fixed Rent credit referred to in Article 53B hereof; and

                  (ii) Two Hundred Twenty-Four Thousand, Eight Hundred Forty-Eight and 00/100 ($224,848.00) Dollars per annum, payable in equal monthly installments of Eighteen Thousand, Seven Hundred Thirty-Seven and 33/100 ($18,737.33) Dollars, for the period commencing on the third (3rd) anniversary of the Commencement Date and ending on the Fixed Expiration Date.

         B. Tenant shall be entitled to a credit against the Fixed Rent in an aggregate amount of Thirty-Five Thousand, Thirty and 68/100 ($35,030.68) Dollars to be applied in four (4) equal monthly installments of Eight Thousand, Seven Hundred Fifty-Seven and 67/100 ($8,757.67) Dollars each against the Fixed Rent due for each of the first four (4) full months following the Commencement Date, provided that no default hereunder beyond any applicable grace or cure period shall have occurred and be continuing on the dates upon which the foregoing credit is to be applied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, should Tenant at any time during the Term default under this Lease beyond any applicable grace or cure period, Tenant shall promptly pay to Owner, upon Owner's demand, as additional rent hereunder, the entire aggregate amount of Fixed Rent which would have otherwise been due and payable hereunder but for said credit against the Fixed Rent.

54. Owner's Contribution to Tenant's Initial Alterations

         A. Promptly after the date hereof Tenant shall deliver to Owner, for Owner's approval, detailed working drawings and specifications for the work to be performed by Tenant within the Demised Premises to prepare the Demised Premises for Tenant's occupancy (hereinafter referred to as the "Tenant's Initial Alterations"). Tenant's Initial Alterations shall be performed subject to, and in accordance with, all applicable provisions of this Lease, including, without limitations, the provisions of Articles 3 and 37C(l) hereof. Owner shall contribute, pursuant to the provisions of this Article 54, an amount not to exceed Twenty-Four Thousand, Four Hundred Forty and 00/100 ($24,440.00) Dollars (the "Tenant Fund") towards the "hard costs" of Tenant's Initial Alterations. Notwithstanding anything to the contrary contained herein, Tenant shall be solely responsible for any and all costs and expenses of furnishing and installing Tenant's telephone and computer systems, and any other telecommunication wiring and equipment, security system, and access system, if any, and it is expressly understood and agreed that no portion of any cost of furnishing and installing any such wiring or equipment or system shall be paid for out of the Tenant Fund. In addition, all "soft costs" in connection with Tenant's Initial Alterations, including, without limitation, (i) any and all architectural and engineering fees and expenses incurred in connection with the preparation and execution of any and all drawings and specifications for Tenant's Initial Alterations and the review and supervision of the performance of Tenant's Initial Alterations, (ii) any and all attorneys' fees and disbursements in connection with the preparation, execution and delivery of this Lease and the preparation for, and performance of, Tenant's Initial Alterations, (iii) any and all permit and filing fees and related expenses in connection with filing all drawings and specifications for Tenant's Initial Alterations with the appropriate Governmental Authorities, and (iv) any and all fees for expediter services pertaining to obtaining necessary permits and approvals in connection with the performance of Tenant's Initial Alterations, shall be the sole responsibility of Tenant, and no portion of any "soft costs" shall be paid for out of the Tenant Fund.

         B. Owner shall disburse a portion of the Tenant Fund to Tenant from time to time, within thirty (30) days after receipt of the items set forth in
Section 54.C hereof, provided that, on the date of a request and on the date of disbursement from the Tenant Fund, no event of default hereunder on the part of Tenant shall have occurred and be continuing. Disbursements from the Tenant Fund shall not be made more frequently than monthly and shall not exceed the amounts theretofore paid by Tenant (as certified by the Chief Financial Officer of Tenant and Tenant's independent, licensed architect) to contractors, subcontractors and materialmen with respect to the portion of Tenant's Initial Alterations theretofore completed and for which the disbursements were requested.

         C. Owner's obligation to make disbursements from the Tenant Fund shall be subject to Owner's receipt of: (a) a request for such disbursement from Tenant signed by the Chief Financial Officer of Tenant, (b) copies of all receipts, paid invoices and paid bills for the work completed and materials furnished in connection with Tenant's Initial Alterations and incorporated in the Demised Premises and for the prior payment of which Tenant seeks reimbursement from the requested disbursement, (c) copies of all contracts, work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement, and (d) a certificate of Tenant's independent, licensed architect stating, in his opinion, that the portion of Tenant's Initial Alterations theretofore completed and for which the disbursement is requested was performed in a good and workmanlike manner and substantially in accordance with the final detailed plans and specifications for such Tenant's Initial Alterations, as approved by Owner.

         D. In no event shall the aggregate amount paid by Owner to Tenant under this Article 54 exceed the amount of the Tenant Fund. Upon the completion of Tenant's Initial Alterations and satisfaction of the conditions set forth in
Section 54.E hereof, any amount of the Tenant Fund which has not been previously disbursed shall be retained by Owner. Upon the disbursement of the entire Tenant Fund (or the portion thereof if, upon completion of Tenant's Initial Alterations, the Tenant Fund is not exhausted), Owner shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Tenant Fund to Tenant. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, Tenant's Initial Alterations whether or not the Tenant Fund is sufficient to fund such completion. Any costs to complete Tenant's Initial Alterations in excess of the Tenant Fund shall be the sole responsibility and obligation of Tenant.

         E. Within thirty (30) days after completion of Tenant's Initial Alterations, Tenant shall deliver to Owner (i) general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of Tenant's Initial Alterations and the materials furnished in connection therewith, (ii) a certificate from Tenant's independent, licensed architect certifying that Tenant's Initial Alterations have been completed substantially in accordance with the plans and specifications therefor approve by Owner, and (iii) a certificate from a duly authorized officer of Tenant certifying that all contractors, subcontractors and materialmen have been paid for Tenant's Initial Alterations and materials furnished through such date. Notwithstanding the foregoing, Tenant shall not be required to deliver to Owner any general release or waiver of lien if Tenant shall be disputing in good faith the payment which would otherwise entitle Tenant to such release or waiver, provided that Tenant shall keep Owner advised in a timely fashion of the status of such dispute and the basis therefor and Tenant shall deliver to Owner the general release or waiver of lien when the dispute is settled. Nothing contained in this Section 54.E, however, shall relieve Tenant from complying with the provisions of Articles 3 and 37C(l) hereof.

         F. Within thirty (30) days after the completion of Tenant's Initial Alterations, Tenant shall deliver to Owner a full set of architectural, structural, mechanical and electrical drawings and specifications showing the Tenant's Initial Alterations "as built" by the performance of Tenant's Initial Alterations.

55. Security Deposit.

         A. Tenant shall deposit with Owner, on the execution and delivery of this Lease by Tenant, a cash security deposit in the sum of Two Hundred Thirty-Nine Thousand, Five Hundred Twelve and 00/100 ($239,512.00) Dollars provided for in Article 34 hereof or, at Tenant's option, Tenant shall deposit with Owner, on the execution and delivery of this Lease by Tenant, or at any time thereafter during the first six (6) months of the Term of this Lease in lieu of said cash security theretofore so deposited, a "clean," unconditional, irrevocable and transferable letter of credit (the "Letter of Credit") in the same amount as said cash security deposit, satisfactory to Owner, issued by and drawn on a bank reasonably satisfactory to Owner and which is a member of the New York Clearing House Association, for the account of Owner, for a term of not less than twelve (12) months, as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease, including, without limitation, the surrender of possession of the Demised Premises to Owner as herein provided. If Tenant shall have elected to deposit the Letter of Credit with Owner, Tenant shall renew the Letter of Credit, from time to time, at least sixty (60) days prior to the expiration thereof, and deliver to Owner a new Letter of Credit, or an endorsement to the Letter of Credit, and any other evidence reasonably required by Owner that the Letter of Credit has been renewed for a period of at least one (1) year. Tenant agrees to continue the Letter of Credit, as renewed from time to time, in effect throughout the period ending not less than one hundred twenty (120) days after the Fixed Expiration Date. If Tenant shall fail to renew the Letter of Credit as aforesaid, Owner may present the Letter of Credit for payment and retain the proceeds thereof as security in accordance with the provisions of Article 34 hereof in lieu of the Letter of Credit. Furthermore, if a default shall occur and be continuing, Owner may present the Letter of Credit for payment and apply or retain the whole or any part of the proceeds thereof (i) for the payment of any Fixed Rent, Escalation Rent or any other item of Rental as to which Tenant is in default, (ii) for any sum which Owner may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, any damage, liability, or expense (including, without limitation, any damage, liability, or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Owner, and (iii) toward any damages or deficiency suffered or incurred by Owner in the reletting of the Demised Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Owner. If Owner applies or retains any part of the proceeds of the Letter of Credit, Tenant, upon demand, shall deposit with Owner a cash security equal to the amount so applied or retained so that Owner shall have the full security deposit on hand at all times during the Term, and Owner shall hold said cash security deposit in accordance with the terms, conditions, and provisions set forth in Article 34 hereof. If Tenant shall have at all times fully and faithfully complied with all of the terms, provisions, covenants and conditions of this Lease, the amount of the Letter of Credit may be reduced to the sum of One Hundred Seventy-Nine Thousand, Six Hundred Thirty-Four and 00/00 ($179,634.00) Dollars after the first fourteen
(14) full months of the Term of this Lease. If Tenant shall then be in full and faithful compliance with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit and cash security deposit, if any, shall be returned to Tenant after the Expiration Date and after the delivery of possession of the Demised Premises to Owner. In the event of a sale or leasing of the Real Property or the Building, Owner shall have the right to transfer the Letter of Credit and cash security deposit, if any, to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of the Letter of Credit and cash security deposit, if any, and, if the Letter of Credit is so transferred, Tenant shall cause the bank which issued the Letter of Credit to issue an amendment of the Letter of Credit, or issue a new Letter of Credit, naming the vendee or lessee as the beneficiary thereunder. Tenant shall look solely to the new landlord for the return of the Letter of Credit and cash security deposit, if any. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit and cash security deposit, if any, to a new landlord.

         B. All cash security deposited hereunder will be deposited by Owner in an interest bearing bank account at Apple Bank for Savings located at 2112 Broadway, New York, New York 10023 or such other branch of such bank or other bank as Owner shall designate, and all interest which shall be earned by Tenant on such account shall be accumulated and added to said security deposit as a part thereof, except that Owner shall be entitled to withdraw from such account and pay over to itself from time to time, as administration expenses, a sum equal to one (1%) percent per annum upon the security monies so deposited. Owner shall not be required to credit Tenant with any interest for any period during which Owner does not receive any interest on such security deposit.

         C. If Tenant shall have deposited the cash security deposit referred to in Article 34 hereof, instead of the Letter of Credit, and provided that Tenant at all times shall have fully and faithfully performed and observed all of the terms, conditions and provisions of this Lease on Tenant's part to be performed and observed, Owner shall return to Tenant, out of the cash security deposit referred to in said Article 34, such sum as shall be required to reduce the amount of such security deposit to One Hundred Seventy-Nine Thousand, Six Hundred Thirty-Four ($179,634.00) Dollars after the first fourteen (14) full months of the Term of this Lease.

56. Miscellaneous

         A. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Owner unless and until Owner shall have executed and delivered a fully executed copy of this Lease to Tenant.

         B. The obligations of Owner under this Lease shall not be binding upon Owner named herein after the sale, conveyance, assignment or transfer by such Owner (or upon any subsequent owner after the sale, conveyance, assignment or transfer by such subsequent owner) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder to the extent the same have been assumed in writing by such subsequent owner. Neither the partners (direct or indirect) comprising Owner or Owner's managing agent, nor the shareholders (nor any of the partners comprising same), officers, directors, employees or agents of any of the foregoing (collectively, the "Parties")' shall be liable for the performance of Owner's obligations under this Lease. Tenant shall look solely to Owner to enforce Owner's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Owner for Owner's obligations under this Lease shall be limited to Owner's interest in the Real Property and Tenant shall not look to any other property or assets of Owner or the property or assets of any of the Parties in seeking either to enforce Owner's obligations under this Lease or to satisfy a judgment for Owner's failure to perform such obligations. Tenant shall look only to Owner's interest in the Building and the Real Property (or the proceeds thereof) and, if and to the extent expressly provided for in this Lease, offset against the rents payable under this Lease, for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Owner in the event of any default by Owner under this Lease, and no other property or other assets of Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of owner and tenant hereunder or Tenant's use and occupancy of the Demised Premises.

                    [Article 56C is intentionally omitted.]

         D. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Owner under this Lease, whether or not expressly denominated Fixed Rent, Escalation Rent, additional rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

         E. Neither this Lease nor a memorandum thereof shall be recorded.

         F. (1) Subject to the terms and conditions hereinafter set forth, Owner shall have the option (the "Relocation Option"), exercisable at any time during the Term of this Lease, on not less than thirty (30) days' prior written notice (the "Relocation Notice") to Tenant, to elect to relocate the Demised Premises to another area of the Building (the "Substitute Premises"), which Relocation Notice shall include a plan of the Substitute Premises and represent to Tenant the usable (carpetable) number of square feet of space contained therein. As an express condition to Owner's exercise of the Relocation Option, Owner acknowledges and agrees that the Substitute Premises shall:

                           (a) not be below the twenty-second (22nd) floor of
the Building;

                           (b) have a reasonably comparable number of windows
and a reasonably comparable view as have the Demised Premises;

                           (c) be serviced by at least (x) the same number of
passenger elevators, and (y) equivalent heating, ventilating and air-conditioning service, as service or as is provided to the Demised Premises;

                           (d) have not less than the number of usable
(carpetable) square feet of space as have the Demised Premises; and

                           (e) have reasonably comparable visibility and access
from the elevator lobby of the floor on which the Substitute Premises are located as are enjoyed by the Demised Premises.

                  (2) If, prior to its receipt of the Relocation Notice, Tenant shall have begun operating in the Demised Premises, Owner shall, at Owner's sole cost and expense, prior to the "Move Date" (hereinafter defined), fully prepare the Substitute Premises for Tenant's occupancy in like manner and with the same or equivalent quality partitioning, paneling, doors, ceilings, and other fixed leasehold improvements, fixtures, equipment (including, but not limited to, electrical, telephone and computer lines and connections), lighting, carpeting and other floor treatments, millwork, window treatments, and all decorative wall coverings, if any, as are contained in the Demised Premises and thereafter, at Owner's sole cost and expense, during Tenant's non-business hours, and on not less than ten (10) days' written notice to Tenant of the actual date (the "Move Date") on which Tenant is to move from the Demised Premises to the Substitute Premises, Owner shall move all of Tenant's furniture, fixtures, equipment and other property from the Demised Premises to the Substitute Premises (or if not practical to move any of such items, replace such items with items of comparable quality and utility). Tenant agrees to cooperate with Owner in expediting such preparation of, and move to, the Substitute Premises, at no expense to Tenant.

                  (3) From and after the date that Owner relocates Tenant to the Substitute Premises, this Lease (i) shall no longer apply to the Demised Premises originally leased hereunder, except with respect to Owner's and Tenant's obligations to each other which accrued on or prior to the Move Date, and (ii) shall apply to the Substitute Premises as if the Substitute Premises had been the space demised under this Lease, and the Substitute Space thereupon shall be deemed to be the Demised Premises mentioned herein.

         G. Notwithstanding anything to the contrary contained herein, if there is a terrace adjacent to the Demised Premises and whether or not there is an existing access from the Demised Premises to such terrace, Tenant shall have no right to use such terrace, or any portion of such terrace, for any purpose whatsoever. If the floors on which the Demised Premises, or any part thereof, is located is a multitenanted floor, Owner may, without incurring any liability to Tenant and without any effect on any of Tenant's obligations under this Lease, rearrange the space unit divisions of said floor and change the public corridors on said floor in any manner owner may determine, provided only that the demising walls of the Demised Premises shall not be changed in any respect and that the Demised Premises shall have adequate access by public corridor to the elevators, fire stairs and public toilets serving said floor.


         H. Any provisions in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be. Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

         I. All references in this Lease to numbered Articles and lettered Exhibits are references to Articles of this Lease and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

         J. Notwithstanding Tenant's agreement to pay the Fixed Rent in lawful money which shall be legal tender, Owner shall accept, subject to collection, and Tenant shall pay all Fixed Rent and additional rent falling due under this Lease by currently dated, unendorsed check of Tenant, payable to Owner or its designated agent and drawn on a bank or trust company which is a member of the New York Clearing House. If Tenant shall default in timely payment of any Rental, and whether or not such default shall be cured, Owner may, by notice given to Tenant at any time thereafter, require Tenant to make all further Rental payments by currently dated, unendorsed certified or official bank check payable to Owner on a bank or trust company that is a member of the New York Clearing House.

         K. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

         L. Tenant hereby waives any claim against Owner which Tenant may have based upon any assertion that Owner has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. In the event of a determination that such consent or approval has been unreasonably withheld, the requested consent or approval shall be deemed to have been granted; however, Owner shall have no liability to Tenant for its refusal or failure to give consent or approval. Tenant's sole remedy for Owner's unreasonably withholding or delaying consent or approval shall be as provided in this Article 56L.

         M. The Tenant is hereby notified that the Demised Premises are subject to the jurisdiction of the New York City Landmarks Preservation Commission. In accordance with Sections 25-305, 25-306, 25-309 and 25-310 of the Administrative Code of the City of New York and the rules set forth in Title 63 of the Rules of the City of New York, any demolition, construction, reconstruction, alteration or minor work as described in such sections and such rules may not be commenced within or at the Demised Premises without the prior written approval of the New York City Landmarks Preservation Commission. Tenant is notified that such demolition, construction, reconstruction, alterations or minor work includes, but is not limited to, (a) work to the exterior of the Premises involving windows, signs, awnings, flagpoles, and banners and (b) interior work to the Demised Premises that (i) requires a permit from the Department of Buildings or
(ii) changes, destroys or affects an interior architectural feature of an interior landmark or an exterior architectural feature of an improvement that is a landmark or located on a landmark site or in a historic district. In addition, Tenant understands and agrees that no such demolition, construction, reconstruction, alteration, or minor work may be performed by Tenant without Landlord's prior written approval. Tenant further represents, warrants, and covenants that, at any time during the term of this Lease, in the event that Tenant should enter into a sublease, or any renewal thereof, for all or any portion of the Demised Premises, as may be permitted pursuant to the terms and conditions of this Lease, such sublease, or renewal thereof, shall contain, conspicuously set forth therein, a notice to the subtenant in compliance with the terms, conditions and provisions of Section 25-322 of the Administrative Code of the City of New York.

         N. Tenant shall be entitled to up to three (3) listings on the directory maintained in the lobby of the Building and a listing of Tenant's name on the directory maintained on the floor on which the Demised Premises are located. The installation cost of the initial name strippings for Tenant's listings on the Building's directories shall be borne by owner, and the reasonable cost of any additional name strippings for Tenant's listings shall be borne by Tenant.

                           Chanin Building - Floor 27







                       [FLOOR PLAN OF 27TH FLOOR OMITTED]








                                  EXHIBIT "A"